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                                                                     EXHIBIT 4.7



                              DECLARATION OF TRUST
                                       OF
                            TESORO CAPITAL TRUST II

                  THIS DECLARATION OF TRUST is made as of April 29, 1998 (this "Declaration"), by and among Tesoro Petroleum Corporation, a Delaware corporation, as sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") and Bruce A. Smith, James C. Reed, Jr., and Gregory A. Wright, as administrative trustees (the "Administrative Trustees", and, together with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby shall be known as "Tesoro Capital Trust II" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Administrative Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Administrative Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

                  3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust (i) the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Administrative Trustees and the Sponsor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

                  4. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors employees and agent of the Trustees (collectively, including the Delaware Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this

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Declaration, the creation, operation, administration or termination of the
Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each Indemnified Person Expenses (including reasonable legal fees and expenses) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor under this Section 4.

                  5. The Sponsor, as sponsor of the Trust, and each Administrative Trustee is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (each as herein defined), on behalf of the Trust, (a) the Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust (the "1933 Act Registration Statement"), (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed under the 1933 Act, and (c) if required, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement")(including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other exchange (collectively, the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to prepare, execute and file on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate, execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Sponsor and the underwriter or underwriters of the Preferred Securities of the Trust; (v) to prepare, execute, deliver and perform, including on behalf of the Trust, a depository agreement with, letters and documents to, and instruments for filing with the initial clearing agency or any other depository, relating to the Preferred Securities;
(vi) to apply for and obtain a tax identification number for the Trust; and
(vii) to prepare, execute and deliver on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing and to direct the Delaware Trustee to do or take actions in connection with any of the foregoing. Any power of the Administrative Trustees hereunder to execute any document or take other action on behalf of the Trust may be exercised by one Administrative Trustee acting alone or by two or more Administrative Trustees acting together.

                  In the event that any filing referred to in this Section 5 is required by the rules and regulations of Securities and Exchange Commission, PORTAL or applicable state securities or


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Blue Sky laws to be executed on behalf of the Trust by one or more Trustees, each Trustee, in its capacity as a trustee of the Trust, so required to execute such filings is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that a Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required to do so by the rules and regulations of the Commission, PORTAL or applicable state securities or Blue Sky laws. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints James C. Reed, Jr., as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and any 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                  6. The Delaware Trustee shall take such action or refrain from taking such action under this Declaration as it may be directed in writing from time to time by the Sponsor or any Administrative Trustee; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, then the Delaware Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken by the Delaware Trustee in reliance thereon. Until the Delaware Trustee receives such instructions, it shall refrain from taking any action with respect to the matters described in such notice to the Sponsor.

                  7. This Declaration may be executed in one or more counterparts.

                  8. The number of trustees of the Trust initially shall be four
(4) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that the number of trustees shall in no event be less than two (2); provided, further, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to



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 appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

                  9. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).






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                  IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.

                                        TESORO PETROLEUM CORPORATION, as Sponsor

                                         By:   /s/ BRUCE A. SMITH
                                            ------------------------------------
                                            Name:  Bruce A. Smith
                                            Title: Chairman of the Board
                                                   of Directors, President
                                                   and Chief Executive Officer


                                          WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Delaware Trustee of the Trust


                                          By:  /s/ JILL K. MORRISON
                                             -----------------------------------
                                             Name:  Jill K. Morrison
                                             Title: Administrative Account
                                                    Manager


                                          Bruce A. Smith, not in his individual
                                          capacity but solely as Administrative
                                          Trustee of the Trust

                                          /s/   BRUCE A. SMITH
                                          --------------------------------------


                                          James C. Reed, Jr., not in his
                                          individual capacity but solely as
                                          Administrative Trustee of the Trust

                                          /s/   JAMES C. REED, JR.
                                          ------------------------------------


                                          Gregory A. Wright, not in his
                                          individual capacity but solely as
                                          Administrative Trustee of the Trust

                                          /s/   GREGORY A. WRIGHT
                                          ------------------------------------




                                       5                 TESORO CAPITAL TRUST II